From:   SANFORD TELLER COMMUNICATIONS
        1365 York Avenue
        New York, New York 10021
        (212) 717-0332


For:    MORTON'S RESTAURANT GROUP, INC.           FOR IMMEDIATE RELEASE
        325 North LaSalle Street                  ---------------------
        Chicago, Illinois 60610
        (312) 923-0030
        www.mortons.com
                                                               April 25, 2007


        Contact: RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC.
                   ------------------------------------------------------------

                 MORTON'S RESTAURANT GROUP, INC. REPORTS RESULTS
                             FOR FIRST QUARTER 2007

                    - RECORD-SETTING FIRST QUARTER REVENUES -

                   - COMPARABLE RESTAURANT REVENUES UP 0.4% -

    - COMPANY PROVIDES GUIDANCE FOR SECOND QUARTER 2007 AND FULL YEAR 2007 -

HIGHLIGHTS FOR THE FIRST QUARTER OF FISCAL 2007 AS COMPARED TO THE FIRST QUARTER OF FISCAL 2006

o    Revenues increased 7.0% to $88.9 million.

o    Comparable restaurant revenues increased 0.4% (Morton's + 0.5%, Bertolini's
     - 3.3%).

o The Company's net income reported in accordance with generally accepted accounting principles ("GAAP") was $5.0 million, or $0.29 per diluted share, for the first quarter of fiscal 2007, which compares to GAAP net loss of $(21.6) million, or $(1.57) per diluted share, for the first quarter of fiscal 2006.

o GAAP net income of $5.0 million, or $0.29 per diluted share, for the first quarter of fiscal 2007, is down 8.2% when compared to pro forma net income of $5.4 million, or $0.32 per diluted share, for the first quarter of fiscal 2006. (Please see the reconciliation of fiscal 2006 first quarter pro forma net income to GAAP net loss in the financial tables that follow.)

Chicago, IL. April 25, 2007... Morton's Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its 2007 fiscal first quarter ended April 1, 2007.

"During the quarter, we opened a new Morton's steakhouse in San Jose, CA, resulting in ten Morton's steakhouses in California, more than in any other state. We signed a new lease to open our second Morton's steakhouse in Boston, in the heart of the exciting, rapidly expanding Boston Seaport District. We also renovated our Bertolini's Authentic Trattoria in Las Vegas and opened at this location, Trevi, our spectacular Italian restaurant, with an updated menu offering both classic Italian favorites and new menu items," said Thomas J. Baldwin, Chairman, Chief Executive Officer and President of Morton's Restaurant Group, Inc.

"Our first quarter results were adversly impacted by severe winter weather conditions in parts of the Midwest, Mid-Atlantic and Northeast regions. We believe that our strategic initiatives are on target and we remain firmly focused on continuing to grow our world-class brand."

FIRST  QUARTER OF FISCAL 2007 RESULTS
Revenues for the first quarter of fiscal 2007 increased 7.0% to $88.9 million compared to $83.1 million for the first quarter of fiscal 2006. The growth in revenues is attributable to revenues from the four new Morton's steakhouses which opened in fiscal 2006, and one new Morton's steakhouse which opened in February 2007, as well as a 0.4% (Morton's +0.5%, Bertolini's -3.3%)increase in comparable restaurant revenues (13 weeks to 13 weeks). The Company believes that fiscal 2007 first quarter revenues and results were adversely impacted by severe winter weather conditions in parts of the Midwest, Mid-Atlantic and Northeast regions. Further, the Company believes that revenues and results for the first quarter of fiscal 2007, when compared to the first quarter of fiscal 2006, were adversely impacted by the timing of certain marketing promotions.

Trevi opened on February 2, 2007. Last year, for the period from January 2, 2006 (first day of fiscal 2006 quarter) through February 1, 2006, the Bertolini's formerly at that location generated approximately $1.0 million in revenues and approximately $0.2 million in income from operations, or approximately $0.01 per diluted share.

Management fee paid to related party was $0.4 million for the first quarter of fiscal 2006. The related management agreement was terminated in conjunction with the initial public offering ("IPO") in February 2006. Costs associated with the termination of the management agreement of $8.4 million also were recorded during the first quarter of fiscal 2006. (Please see the reconciliation of fiscal 2006 first quarter pro forma net income to GAAP net loss in the financial tables that follow.)

In connection with the IPO, during the first quarter of fiscal 2006, the Company incurred costs associated with the repayment of certain debt of $28.0 million, primarily consisting of prepayment penalties that were incurred with the early repayment of the 7.5% senior secured notes and the 14.0% senior secured notes. The debt was refinanced in conjunction with the Company's IPO. (Please see the reconciliation of fiscal 2006 first quarter pro forma net income to GAAP net loss in the financial tables that follow.)

Interest expense, net was $0.9 million for the first quarter of fiscal 2007 compared to $2.2 million for the first quarter of fiscal 2006. The decrease is due to the repayment, in connection with the IPO, of the 7.5% senior secured notes and the 14.0% senior secured notes during the first quarter of fiscal 2006, partially offset by the interest relating to borrowings under the senior revolving credit facility. (Please see the reconciliation of fiscal 2006 first quarter pro forma net income to GAAP net loss in the financial tables that follow.)

The Company's GAAP net income was $5.0 million, or $0.29 per diluted share, for the first quarter of fiscal 2007, compared to pro forma net income of $5.4 million, or $0.32 per diluted share, for the first quarter of fiscal 2006. (Please see the reconciliation of fiscal 2006 first quarter pro forma net income to GAAP net loss in the financial tables that follow.)

RESTAURANT DEVELOPMENT
On February 2, 2007, the Company opened a Morton's steakhouse in San Jose, CA. The Company also has entered into leases to open new Morton's steakhouses in Annapolis, MD; Boston (Seaport District), MA; Cincinnati, OH; Coral Gables, FL; Naperville, IL; Woodland Hills, CA and Macau, China.

During late March 2007, the Company completed the introduction of Bar 12o21 in our Boca Raton, FL and Atlanta (Buckhead), GA Morton's steakhouses.

From mid September 2006 through early February 2007, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. The new Italian restaurant, Trevi, opened at that location on February 2, 2007.

Due  to  the  timing  and  the  concentration  of  new  restaurant   development
anticipated during the summer months, the Company expects to incur higher pre-opening costs for the second and third quarters and less in the fourth quarter of fiscal 2007 versus the comparable fiscal quarters of 2006.

SECOND  QUARTER 2007 AND FULL YEAR 2007 FINANCIAL  GUIDANCE
The Company expects second quarter 2007 revenues to range between $83 million and $85 million, including increases in comparable restaurant revenues of approximately 1.5% to 3%. Diluted net income per share is expected to approximate $0.12 to $0.14. This range includes estimated compensation expense, net of related income taxes, pursuant to Statement of Financial Accounting Standards No. 123R "SHARE BASED PAYMENT" (SFAS No. 123R), which requires the expensing of stock issued to employees (approximately $0.01 to $0.02 per diluted share). This range includes expectations that the Company's 2007 effective income tax rate will approximate 30%. This range also reflects higher pre-opening costs for the second quarter of fiscal 2007 versus the second quarter of fiscal 2006 due to the timing and the concentration of new restaurant development anticipated during the summer months.

The Company expects fiscal year 2007 revenues to range between $352 million and $357 million, including increases in comparable restaurant revenues of approximately 1.5% to 3%. Diluted net income per share is expected to approximate $0.91 to $0.93. This range includes estimated compensation expense, net of related income taxes, pursuant to SFAS No. 123R (approximately $0.06 to $0.07 per diluted share) and higher than initially anticipated depreciation and pre-opening costs. This range includes expectations that the Company's 2007 effective income tax rate will approximate 30%. Due to the timing and the concentration of new restaurant development anticipated during the summer months, the Company expects to incur higher pre-opening costs for the second and third quarters and less in the fourth quarter of fiscal 2007 versus the comparable fiscal quarters of 2006. During fiscal 2007, the Company expects to open a total of six to seven new Morton's steakhouses, each of which will include a Bar 12o21. In addition, during fiscal 2007, the Company expects to retrofit eight to ten Morton's steakhouses to include Bar 12o21.

CONFERENCE CALL
Morton's Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and Webcast for investors at 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:  Wednesday, April 25, 2007

Time:  5:00 p.m. ET  (please dial in by 4:45 p.m.)


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


Dial-In #:  (800) 795-1259 U.S. & Canada
            (785) 832-0301 International

Alternatively, the conference call will be Webcast at WWW.MORTONS.COM under the "Investor Relations" tab.

ABOUT THE COMPANY
Morton's Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to its founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

As of April 25, 2007, the Company owned and operated 74 Morton's steakhouses located in 65 cities across 28 states and Puerto Rico and four international locations (Toronto, Vancouver, Singapore and Hong Kong) and 4 Italian restaurants.

FORWARD-LOOKING STATEMENTS
EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, WRITTEN, ORAL OR OTHERWISE MADE, REPRESENT THE COMPANY'S EXPECTATION OR BELIEF CONCERNING FUTURE EVENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "THINKS," "ANTICIPATES," "PLANS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS THAT FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, OR OTHERWISE, FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS,
INCLUDING, WITHOUT LIMITATION, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE ENVIRONMENT AND INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, TIMELY CONSTRUCTION AND OPENING OF NEW RESTAURANTS, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S MOST RECENT FORM 10-K, FORMS 10-Q AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HARM THE COMPANY'S RESULTS. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO, OR EFFECTS ON, THE COMPANY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS.

                                     # # #


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


                        Morton's Restaurant Group, Inc.
                Consolidated Statements of Operations - Unaudited
                  (Amounts in thousands, except per share data)



                                                                           First Quarter Ended
                                                                      -----------------------------
                                                                      April 1, 2007   April 2, 2006
                                                                      -------------   -------------

Revenues                                                              $  88,887       $   83,090

Food and beverage costs                                                  30,109           27,645
Restaurant operating expenses                                            40,717           37,812
Pre-opening costs                                                           986              629
Depreciation and amortization                                             2,333            1,717
General and administrative expenses                                       5,288            5,076
Marketing and promotional expenses                                        1,458            1,177
Stock compensation expense associated with IPO                                -              488
Management fee paid to related party                                          -              390
                                                                      ---------       ----------
    Operating income                                                      7,996            8,156
Costs associated with the repayment of certain debt                           -           28,003
Costs associated with the termination of management agreement                 -            8,400
Interest expense, net                                                       881            2,185
                                                                      ---------       ----------
   Income (loss) before income taxes                                      7,115          (30,432)

Income tax expense (benefit)                                              2,117           (8,806)
                                                                      ---------       ----------
   Net income (loss)                                                  $   4,998       $  (21,626)
                                                                      =========       ===========
Net income (loss) per share:
Basic                                                                 $    0.30       $    (1.57)
Diluted                                                               $    0.29       $    (1.57)

Shares used in computing net income (loss) per share:
Basic                                                                  16,917.2         13,795.7
Diluted                                                                16,960.7         13,795.7


                        Morton's Restaurant Group, Inc.
                          Margin Analysis - Unaudited
                             (Amounts in thousands)


                                                                   First Quarter Ended
                                                      ---------------------------------------------
                                                           April 1, 2007          April 2, 2006
                                                      ----------------------- ---------------------

Revenues                                               $ 88,887     100.0%    $  83,090    100.0%

Food and beverage costs                                  30,109      33.9%       27,645     33.3%
Restaurant operating expenses                            40,717      45.8%       37,812     45.5%
Pre-opening costs                                           986       1.1%          629      0.8%
Depreciation and amortization                             2,333       2.6%        1,717      2.1%
General and administrative expenses                       5,288       5.9%        5,076      6.1%
Marketing and promotional expenses                        1,458       1.6%        1,177      1.4%
Stock compensation expense associated with IPO                -         -           488      0.6%
Management fee paid to related party                          -         -           390      0.5%
                                                        -------               ---------
     Operating income                                     7,996       9.0%        8,156      9.8%
Costs associated with the repayment of certain debt           -         -        28,003     33.7%
Costs associated with the termination of
     management agreement                                     -         -         8,400     10.1%
Interest expense, net                                       881      1.0%         2,185      2.6%
                                                        -------               ---------
     Income (loss) before income taxes                    7,115      8.0%       (30,432)   (36.6%)


Income tax expense (benefit)                              2,117      2.4%        (8,806)   (10.6%)
                                                        -------               ---------
     Net income (loss)                                   $4,998      5.6%     $ (21,626)   (26.0%)
                                                        =======               =========



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


                        Morton's Restaurant Group, Inc.
                   Pro Forma Net Income and Pro Forma Diluted
                          Earnings Per Share (Note 1)
                 (Amounts in thousands, except per share data)



                                                    First Quarter Ended
PRO FORMA ANALYSIS                         April 1, 2007        April 2, 2006
------------------                        ---------------   -------------------

Net income (loss), as reported              $  4,998           $  (21,626)

Income tax expense (benefit)                   2,117               (8,806)
                                             -------              -------
Income (loss) before income taxes, as
  reported                                     7,115              (30,432)

Pro forma adjustments (1):

Costs associated with the repayment of
  certain debt                                     -                28,003 (2)
Stock compensation expense associated
  with IPO                                         -                   488 (3)
Management fee paid to a related party             -                   390 (4)

Costs associated with the termination of
  management agreement                             -                 8,400 (5)
Interest expense, net                              -                 1,239 (6)
                                            --------              --------
Pro forma income before income taxes           7,115                 8,088

Income tax expense                             2,117 (7)             2,643
                                            --------              --------
Pro forma net income                         $ 4,998               $ 5,445
                                            ========              ========

Pro forma diluted net income per share      $   0.29                 $0.32

Shares used in computing pro forma
  diluted net income per share         (8)  16,960.7              16,906.2


NOTES:

(1) For the first quarter of fiscal 2007, there are no pro forma adjustments. As a result, the amounts included in the table above for the quarter ending April 1, 2007 are reported amounts. The Company believes the pro forma calculations for the first quarter of fiscal 2006 provide meaningful supplemental information to the Company's operating results on a basis comparable with that of future periods by eliminating the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance.

     Accordingly, the Company believes that the presentation of the pro forma analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The pro forma analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP.The pro forma analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Includes prepayment premiums relating to the repayment of the 7.5% and the 14.0% senior secured notes, investment banking and legal fees in connection with the tender offer for the 7.5% senior secured notes and the repurchase of the 14.0% senior secured notes, fees in connection with the termination of the prior working capital facility and the write-off of deferred financing fees relating to the 7.5% and the 14.0% senior secured notes and the prior working capital facility.

(3) Represents the non-recurring stock compensation expense attributable to the vesting of the executive units previously granted to certain employees. The vesting occurred in conjunction with the Company's IPO in February 2006.

(4) The related management agreement was terminated in conjunction with the Company's IPO in February 2006.

(5)  Represents the fee paid to terminate the management agreement.

(6) Interest expense for the first quarter of fiscal 2006 was adjusted to eliminate interest expense related to the 7.5% and the 14.0% senior secured notes which were repaid in February 2006 and to reflect borrowings under our senior revolving credit facility.

(7)  The Company expects the 2007 income tax rate to approximate 30%.

(8) Fully diluted shares include dilutive unvested restricted shares of 43,506 and 5,767 for the first quarter of fiscal 2007 and 2006, respectively.

                                       8